Exhibit 4.1

Gratus Capital Properties Fund III, LLC

SUBSCRIPTION BOOKLET

INTRODUCTION

Do not continue unless you have read and understand the Offering Circular,

the Operating Agreement, and all Exhibits included with this Offering in their entirety.

This Subscription Booklet is provided as an Exhibit to the Company’s Offering Circular (the “Offering Circular”). To subscribe for Units in the Company, you need only submit this Subscription Booklet and the full amount you wish to invest as instructed below. In addition, you may be requested to provide a copy of a photo ID (or organizational documents if you are investing as an entity). You do not need to return a copy of the Offering Circular or any of its other exhibits. Please keep those documents for your records.

Subscription Agreements may be submitted via portal, or by mail or e-mail to the address indicated on the Offering Circular.

Part 1	contains the Instructions to Prospective Purchasers. Please read this carefully. You are encouraged to have an attorney or other professional adviser review all Offering documents before making an investment decision. Investors are then asked to provide identifying information in Parts 1.1 through 1.4:

●	Part 1.1 asks you to indicate your investment amount, desired Unit Class and manner in which investment will be sent. The Subscription Amount is the amount of money you wish to invest in Units. Prospective investors must deliver the Subscription Amount by check or wire transfer before a subscription may be accepted by the Company.

●	Part 1.2 asks you to indicate your you to indicate the type of ownership. For entities, please enclose the requested documents demonstrating corporate existence and authorization.

●	Part 1.3 asks you to provide investor information. Please fill-in all names, addresses, dates of birth, Social Security or Tax ID numbers of all investors.

●	Part 1.4 asks you to indicate the bank account to which you would like to receive distributions. Fill this out to authorize the Company to deliver distributions via direct deposit to the account indicated.

Part 2	contains the Subscription Agreement. Please read this carefully and fill out and sign the signature page.

Part 3	is the Investment Adviser Approval and Certification Form, which only needs to be completed if subscribing through an Investment Adviser.

Depending upon the information submitted, the Company may require you or your advisers may be asked to submit additional information or complete additional forms prior to accepting your subscription.

Part 1

INSTRUCTIONS TO PROSPECTIVE PURCHASERS

Each prospective purchaser (“investor,” “Subscriber,” or “you”) of membership units (“Units”) should examine the suitability of this type of investment in the context of their own needs, investment objectives, and financial capabilities, and should make his/her/its own independent investigation and decision as to suitability and as to the risk and potential gain involved. Each prospective purchaser of Units is encouraged to consult with his/her/its attorney, accountant, financial consultant, or other business or tax adviser regarding the risks and merits of the proposed investment.

If you meet the qualifications and desire to purchase Units, then please:

●	complete and execute each document included in this Subscription Booklet (the “Subscription Documents”);

●	provide a completed IRS Form W-9 for each investor; and

●	tender the full Subscription Amount to the Company as directed by the Manager.

In addition, you may be asked to provide a government issued form of picture identification (e.g., passport or driver license) for investors who are natural persons or organizational documents for investors who are entities.

If the investor is an entity or custodian entity (the “Custodian”), the term “you” in the Investor Contact and General Information and Accredited Investor Representation (collectively, the “Questionnaire”) refers to the entity or Custodian rather than the individual completing the Questionnaire. If Units are purchased through a custodial account (IRA, qualified plan, etc.), the Custodian of such account will be the investor and legal owner of Units and must complete and sign all parts of the Subscription Documents, unless otherwise indicated. However, because Units will be purchased for the benefit of a person/entity other than the Custodian (the “Beneficiary”), questions about correspondence information and Investor qualification should be answered according to the Beneficiary’s personal information rather than that of the Custodian. Distributions will be made to the Custodian unless the Company is instructed differently.

Based on the representations contained in these Subscription Documents and other information of which the Company has actual knowledge, GR Manager, LLC as the manager of the Company (the “Manager”), will make the determination whether to proceed with the sale of Units to the investor. The Manager reserves the right, in its sole discretion, to accept or reject a subscription for any or no reason whatsoever. If an investor’s subscription offer is not accepted, appropriate notice thereof will be transmitted promptly to the investor, the Subscription Documents will be appropriately marked, and the subscription proceeds will be returned, without interest or deduction of expenses, to the investor.

CUSTODIAL OWNERSHIP

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this Subscription Agreement and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers, as indicated in the corporate resolution, and include them with your Subscription Agreement.

Part 1.1: INVESTMENT (Select only one.)

☐	Initial Investment

☐	Additional Investment; Account number for existing account:	#

Amount of Subscription	Class of Units Requested	Number of Units Subscribed

$

Payment Type:	☐ Check enclosed ☐ Wire transfer sent on the following date:	| |

☐ In-Kind Contribution (leave subscription amount blank, additional paperwork required).

Part 1.2: TYPE OF OWNERSHIP

Non-Custodial Ownership

☐	Individual — One signature required.
☐	Joint Tenants with Rights of Survivorship — All parties must sign.
☐	Community Property — All parties must sign.
☐	Tenants in Common — All parties must sign.
☐	Uniform Gift to Minors Act — State of	Custodian signature required.

☐	Uniform Transfer to Minors Act — State of	Custodian signature required.
☐	Qualified Pension or Profit Sharing Plan — Include plan documents.
☐	Trust — Include title, trust instrument or letters testamentary, signature and “Powers of the Trustees” pages.
☐	Corporation — Include certificate of formation, corporate resolution, articles of incorporation and bylaws.
☐	Partnership/LLC — Include certificate of formation, company agreement, resolution for investment.

☐	Other (Specify) —	Include title and signature pages.

Custodial Ownership

☐	Individual — One signature required.
☐	Traditional IRA — Owner and custodian signatures required.
☐	Roth IRA — Owner and custodian signatures required.
☐	Simplified Employee Pension/Trust (SEP) — Owner and custodian signatures required.
☐	KEOGH — Owner and custodian signatures required.

☐	Other —	Owner and custodian signatures required.

Custodian Information (to be completed by custodian)

Name of Custodian:

Mailing Address:

City:	State:	Zip Code:

Custodian Tax ID #:	Custodian Telephone #:

Custodian Account #:	Custodian Email:

Part 1.3: SUBSCRIBER/INVESTOR INFORMATION

(All fields must be completed)

Investor/Trust Name/Plan Name	Co-Investor/Name of Trustee(s)

Investor Social Security Number/Tax ID Number	Co-Investor Social Security Number/Tax ID Number

Birth Date/Articles of Incorporation (MM/DD/YY)	Co-Investor Birth Date (MM/DD/YY)

Please indicate Citizenship Status:	☐ U.S. Citizen	☐ Non-resident Alien	Country of Origin

☐ Resident Alien

Residential Address (No P.O. box permitted)

Street Address	City	State	Zip Code

Home Telephone	Email

If you are a resident of another state than the one indicated above, provide state of residency:

Mailing Address (if different from above – P.O. box allowed)

Street Address	City	State	Zip Code

*	If the co-investor resides at another address, please attach that address to the subscription agreement.

Part 1.4: DISTRIBUTION INFORMATION FOR NON-CUSTODIAL ACCOUNTS

Distributions will be directly deposited into your checking, savings or brokerage account. If your investment is held through a custodial account, distributions will be paid to the custodian for the benefit of the investor.

Name of Financial Institution	Your Bank’s ABA/Routing Number

Your Bank Account Number	Name on Account/FBO

Account Type	☐ Checking	☐ Savings	☐ Brokerage

I authorize the Fund or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Fund to change it. In the event that the Fund deposits funds erroneously into my account, the Fund is authorized to debit my account for the amount of the erroneous deposit.

Signature of Individual/Trustee/Beneficial Owner	Signature of Joint Owner/Co-Trustee	Date

Part 2

SUBSCRIPTION AGREEMENT

The investor executing this Subscription Agreement (“Investor”) hereby subscribes for the dollar amount (“Subscription Amount”) of units of Class AA, Class A, Class B or Class C membership interests (the “Units”) of Gratus Reserve V, LLC, a Wyoming limited liability company (the “Company”) as indicated in the Investor Information (provided in Part I, and below defined).

WHEREAS, the Company is offering Units at a price of $1.00 per Unit pursuant to its Form 1-A, as amended and/or supplemented from time to time (“Offering Statement”), filed with the Securities and Exchange Commission (“SEC”) under Tier II of Regulation A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, it is agreed as follows:

1. Investor understands and agrees that this Subscription Agreement (“Agreement” or “Subscription Agreement”) is comprised of the below terms and schedules, as well as the information Investor provides via the Company’s investment portal at _______________ (“Company Site”) relating to its purchase of Units pursuant to this Agreement, which may include, but not be limited to, Investor’s identity and personal information, contact information, signature and the amount and class of Units being purchased by Investor (collectively, “Investor Information”), which Investor Information is incorporated herein by reference and made a part hereof. By executing this Agreement, Investor agrees to the terms of service and privacy policy contained on the Company Site.

2. To induce the Company to accept this subscription, the Investor hereby agrees and represents that:

(a) The Units will be held by the Investor as indicated on the Investor Information (e.g., individual, corporation, custodial account, community property, etc.).

(b) Concurrent with the execution hereof, the Investor authorizes the Company to request the Subscription Amount from the Investor’s bank or other financial institution. The Investor has transferred funds equal to the Subscription Amount to the Company concurrently with submitting this Subscription Agreement, unless otherwise agreed by the Company.

(c) Within five (5) days after receipt of a written request from the Company, the Investor shall provide such information and execute and deliver such documents as the Company may reasonably request to comply with any and all laws and ordinances to which the Company may be subject, including the securities laws of the United States or any other applicable jurisdiction.

(d) The Company has entered into, and from time to time may enter into, separate subscription agreements with other investors for the sale of Units to such other investors. The sale of Units to such other investors and this sale of the Units shall be separate sales and this Subscription Agreement and the other subscription agreements shall be separate agreements.

(e) The Company may elect at any time to close all or any portion of this offering, once it has raised the minimum offering amount, on various dates (each a “Closing Date”).

(f) The Investor understands the meaning and legal consequences of, and that the Company intends to rely upon, the representations and warranties contained in Sections 2, 3, 4 and 5 hereof, and the Investor hereby agrees to indemnify and hold harmless the Company and each and any manager, member, officer, employee, agent or affiliate thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the Investor. The representations, warranties and covenants made by Investor herein shall survive the closing or termination of this Subscription Agreement.

3. The Investor hereby represents and warrants that the Investor is a “qualified purchaser,” as defined in Regulation A under the Securities Act, meaning Investor is an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act and indicated on the U.S. Accredited Investor Certificate attached hereto, or the Subscription Amount does not represent more than 10% of the greater of Investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net worth at fiscal year-end (for non-natural persons), with net worth calculated in the same manner as for accredited investors under Rule 501 of Regulation D under the Securities Act.

4. The Investor hereby further represents, warrants, acknowledges and agrees:

(a) The Investor has all requisite power and authority to (i) execute and deliver this Agreement, and (ii) to carry out and perform its obligations under the terms of this Agreement. This Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of Investor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights generally in effect from time to time and by general principles of equity.

(b) Neither the execution and delivery of this Agreement nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of any of the terms, conditions or provisions of, or constitute a default under, any contract, agreement, mortgage, indenture, lease, instrument, order, judgment, statute, law, rule or regulation to which Investor is subject.

(c) The information provided by the Investor to the Company via this Subscription Agreement, including the Investor Information, or otherwise is true and correct in all respects as of the date hereof and the Investor hereby agrees to promptly notify the Company and supply corrective information to the Company if, prior to the consummation of its investment in the Company, any of such information becomes inaccurate or incomplete.

(d) The Investor, if an individual, is over 21 years of age, and the address set forth above is the true residence and domicile of the Investor, and the Investor has no present intention of becoming a resident or domiciliary of any other state or jurisdiction. If a corporation, trust, partnership or other entity, the Investor has its principal place of business at the address set forth on the signature page.

(e) If Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. Investor’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of Investor’s jurisdiction.

(f) The Investor has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the Company and the terms and conditions of this investment, and all such questions have been answered to the full satisfaction of the Investor.

(g) Except as set forth in this Subscription Agreement, no representations or warranties have been made to the Investor by the Company or any partner, agent, employee or affiliate thereof.

(h) The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto. The Investor has consulted its own advisers with respect to its proposed investment in the Company.

(i) The Investor is not making this subscription in any manner as a representative of a charitable remainder unitrust or a charitable remainder trust.

(j) The Investor has the financial ability to bear the economic risk of the Investor’s investment, including a complete loss thereof, has adequate means for providing for its current needs and possible contingencies and has no need for liquidity in its investment.

(k) The Investor acknowledges and understands that:

(i)	The Units are a speculative investment and involve a substantial degree of risk;

(ii)	The Company does not have a significant financial or operating history;

(iii)	The Units are being offered pursuant to Regulation A under the Securities Act and have not been registered or qualified under any state blue sky or securities law; and

(iv)	Any federal income tax treatment which may be currently available to the Investor may be lost through adoption of new laws or regulations, amendments to existing laws or regulations or changes in the interpretations of existing laws and regulations.

(l) The Investor represents and warrants that (i) the Units are to be purchased with funds that are from legitimate sources in connection with its regular business activities and which do not constitute the proceeds of criminal conduct; (ii) the Units are not being acquired, and will not be held, in violation of any applicable laws; (iii) the Investor is not listed on the list of Specially Designated Nationals and Blocked Persons maintained by the United States Office of Foreign Assets Control (“OFAC”); and (iv) the Investor is not a senior foreign political figure, or any immediate family member or close associate of a senior foreign political figure.

(m) If the Investor is an individual retirement account, qualified pension, profit sharing or other retirement plan, or governmental plans or units (all such entities are herein referred to as a “Retirement Trust”), the Investor represents that the investment in the Company by the Retirement Trust has been authorized by the appropriate person or persons and that the Retirement Trust has consulted its counsel with respect to such investment and the Investor represents that it has not relied on any advice of the Company or its affiliates in making its decision to invest in the Company.

(n) Investor has received and had the opportunity to review the offering Statement, as amended and supplemented. Investor has carefully reviewed all of the Company’s SEC filings filed by the Company since the Company’s Offering Statement was qualified by the SEC and understands the information contained therein. Investor acknowledges that the Company’s SEC filings, including but not limited to the Offering Statement, are available free of charge at the SEC’s web site at www.sec.gov.

(o) Investor acknowledges and agrees that there is no ready public market for the Units and that there is no guarantee that a market for their resale will ever exist. The Company has no obligation to list any of the Units on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to facilitating trading or resale of the Units. Investor must bear the economic risk of this investment indefinitely and Investor acknowledges that Investor is able to bear the economic risk of losing Investor’s entire investment in the Units. Investor also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Units.

(p) Investor represents and warrants that the Investor is either:

(i)	Purchasing the Units with funds that constitute the assets of one or more of the following:

(a) an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA;

(b) an “employee benefit plan” as defined in Section 3(3) of ERISA that is not subject to either Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including a governmental plan, non-electing church plan or foreign plan). The Investor hereby represents and warrants that (a) its investment in the Company: (i) does not violate and is not otherwise inconsistent with the terms of any legal document constituting or governing the employee benefit plan; (ii) has been duly authorized and approved by all necessary parties; and (iii) is in compliance with all applicable laws, and (b) neither the Company nor any person who manages the assets of the Company will be subject to any laws, rules or regulations applicable to such Investor solely as a result of the investment in the Company by such Investor;

(c) a plan that is subject to Section 4975 of the Code;

(d) an entity (including, if applicable, an insurance company general account) whose underlying assets include “plan assets” of one or more “employee benefit plans” that are subject to Title I of ERISA or “plans” that are subject to Section 4975 of the Code by reason of the investment in such entity, directly or indirectly, by such employee benefit plans or plans; or

(e) an entity that (a) is a group trust within the meaning of Revenue Ruling 81-100, a common or collective trust fund of a bank or an insurance company separate account and (b) is subject to Title I of ERISA, Section 4975 of the Code or both; or

(ii)	Not purchasing the Units with funds that constitute the assets of any of the entities or plans described in this Section 4(m)(1).

5. All representations and warranties of Investor made above shall be true and correct as of Investor’s Closing Date, unless Investor has otherwise notified the Company in writing prior to Investor’s Closing Date that there has been a change that would cause any such representation or warranty to be incorrect or no longer apply.

6. It is understood that this subscription is irrevocable by Investor but is not binding on the Company until accepted by the Company by signature of its authorized representative on the acceptance page hereto. The Company may accept or reject this subscription in whole or in part. In the event of rejection of this subscription in its entirety, or in the event the sale of the Units (or any portion thereof) to Investor is not consummated for any reason, this Subscription Agreement shall have no force or effect with respect to the rejected subscription (or portion thereof), except for Section 2(h) hereof, which shall remain in force and effect.

7. The Company reserves the right to request such information as is necessary to verify the identity of the Investor. The Investor shall promptly on demand provide such information and execute and deliver such documents as the Company may request to verify the accuracy of the Investor’s representations and warranties herein or to comply with the USA PATRIOT Act of 2001, as amended (the “Patriot Act”), certain anti-money laundering laws or any other law or regulation to which the Company may be subject (the “Relevant Legislation”). In addition, by executing this Subscription Agreement the Investor authorizes the Company to provide the Company’s legal counsel and any other appropriate third party with information regarding the Investor’s account, until the authorization is revoked by the Investor in writing to the Company.

8. Investors execution of this Agreement shall also serve as Investor’s execution of and agreement to be bound to the terms of the Company’s Operating Agreement, as amended, as included as an Exhibit to the Offering Statement.

9. The Company represents and warrants to the Investor that:

(a) The Company is duly formed and validly existing in good standing as corporation under the laws of Delaware and has all requisite power and authority to carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this Subscription Agreement have been authorized by all necessary action on behalf of the Company, and this Subscription Agreement is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(c) The Units, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

10. Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) This Subscription Agreement is not transferable or assignable by Investor without the prior written consent of the Company.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon Investor and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and Investor.

(e) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(f) This Subscription Agreement, including its schedules and Investor Information, constitutes the entire agreement between the Investor and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.

(g) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(h) This Subscription Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Each of the parties hereto agrees that the transaction consisting of this Agreement (and, to the extent permitted under applicable law, each related agreement) may be conducted by electronic means. Each party agrees, and acknowledges that it is such party’s intent, that if such party signs this Agreement (or, if applicable, related agreement) using an electronic signature, it is signing, adopting, and accepting this Agreement or such closing document and that signing this Agreement or such related agreement using an electronic signature is the legal equivalent of having placed its handwritten signature on this Agreement or such related agreement on paper. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

(i) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law

(j) Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, on the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the respective parties at the addresses set forth in the Investor Information with respect to the Investor and above with respect to the Company. The Company will not accept notice by email or other electronic communication. Investor agrees that the Company may deliver all notices, tax reports and other documents and information to Investor by email or another electronic delivery method chosen by the Company. Investor agrees to tell the Company right away if Investor changes its email address or home mailing address so the Company can send information to the new address.

(k) THE COMPANY WILL NOT BE LIABLE TO INVESTOR FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, EVEN IF INVESTOR TELLS THE COMPANY IT MIGHT INCUR THOSE DAMAGES.

(l) NOTICE OF DISPUTE RESOLUTION BY BINDING ARBITRATION AND CLASS ACTION/CLASS ARBITRATION WAIVER.

(ii)	IMPORTANT: PLEASE READ CAREFULLY. THE FOLLOWING PROVISION (“ARBITRATION PROVISION”) CONSTITUTES A BINDING AGREEMENT THAT LIMITS CERTAIN RIGHTS, INCLUDING YOUR RIGHT TO OBTAIN RELIEF OR DAMAGES THROUGH COURT ACTION OR AS A MEMBER OF A CLASS. THAT MEANS THAT, IN THE EVENT THAT YOU HAVE A COMPLAINT AGAINST THE COMPAY THAT THE COMPANY IS UNABLE TO RESOLVE TO YOUR SATISFACTION AND THAT CANNOT BE RESOLVED THROUGH MEDIATION, YOU AND THE COMPANY AGREE TO RESOLVE YOUR DISPUTE THROUGH BINDING ARBITRATION, INSTEAD OF THROUGH COURTS OF GENERAL JURISDICTION OR THROUGH A CLASS ACTION. BY ENTERING INTO THIS AGREEMENT, YOU AND THE COMPANY ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY AND TO PARTICIPATE IN ANY CLASS ACTION. THE ARBITRATION PROVISION AND THE WAIVER OF THE RIGHT TO A JURY TRIAL AND CLASS ACTION IS NOT INTENDED TO BE DEEMED A WAIVER BY YOU OF OUR COMPLIANCE WITH THE EXCHANGE ACT AND SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

(b) “Claim” shall mean any dispute or controversy arising out of or relating to this Agreement and/or the transactions, activities, or relationships that involve, lead to, or result from the foregoing. Claims include, but are not limited to, breach of contract, fraud, misrepresentation, express or implied warranty, and equitable, injunctive, or declaratory relief. Claims include matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise and include those brought by or against your assigns, heirs, or beneficiaries.

(c) If a Claim arises and such Claim cannot be settled through direct discussions, the parties hereto agree to endeavor first to settle the dispute by mediation administered by the American Arbitration Association (the “AAA”) under its Commercial Mediation Procedures before resorting to arbitration pursuant to this Section.

(d) Any unresolved Claim shall be settled by binding arbitration as the sole and exclusive forum and remedy for resolution of a Claim between you and the Company. The Party initiating arbitration shall do so with the AAA. The procedure shall be governed by the AAA Commercial Arbitration Rules, and the parties stipulate that the laws of the State of Wyoming shall apply, without regard to conflict-of-law principles. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to controlling law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply. Arbitration shall take place in the county and state where the principal office for the Company is located or in such location as agreed upon by the parties. Each party will, upon written request of the other party, promptly provide the other with copies of all relevant documents. There shall be no other discovery allowed. Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

(e) Absent agreement among the parties, the presiding arbitrator shall determine how to allocate the fees and costs of arbitration among the parties according to the administrator’s rules or in accordance with controlling law if contrary to those rules. Each party shall bear the expense of that party’s attorneys, experts, and witnesses, regardless of which party prevails in the arbitration, unless controlling law provides a right for the prevailing party to recover fees and costs from the other party. Notwithstanding the foregoing, if the arbitrator determines that a Claim is frivolous or brought for an improper purpose (as measured by the standards set forth in Federal Rule of Civil Procedure 11(b)), the other party shall not be required to pay any fees or costs of the arbitration proceeding, and any previously paid fees or costs shall be reimbursed.

(f) If the amount in controversy exceeds $50,000, any party may appeal the arbitrator’s award to a three-arbitrator panel within thirty (30) days of the final award. Additionally, in the event of such an appeal, any opposing party may cross-appeal within thirty (30) days after notice of the appeal. The three-arbitrator panel may consider all of the evidence and issue a new award, and the panel does not have to adopt or give any weight to the first arbitrator’s findings of fact or conclusion. This is called “de novo” review. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(g) The parties agree that this Arbitration Provision is made pursuant to a transaction between the parties that involves and affects interstate commerce and therefore shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by the law of the State of Wyoming, subject to the limitations set forth in this Agreement. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The parties also agree that the proceedings shall be confidential to protect intellectual property rights.

(h) IF YOU DO NOT AGREE TO THE TERMS OF THIS ARBITRATION AGREEMENT, YOU MAY OPT OUT OF THIS ARBITRATION PROVISION BY SENDING AN ARBITRATION OPT-OUT NOTICE TO THE COMPANY THAT IS RECEIVED AT THE ABOVE ADDRESS WITHIN THIRTY (30) DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THIS FORM. YOUR OPT-OUT NOTICE MUST CLEARLY STATE THAT YOU ARE REJECTING ARBITRATION; IDENTIFY THE AGREEMENT TO WHICH IT APPLIES BY DATE; PROVIDE YOUR NAME, ADDRESS, AND SOCIAL SECURITY NUMBER; AND BE SIGNED BY YOU. YOU MAY CONVEY THE OPT-OUT NOTICE BY U.S. MAIL OR ANY PRIVATE MAIL CARRIER (E.G. FEDERAL EXPRESS, UNITED PARCEL SERVICE, DHL EXPRESS, ETC.), SO LONG AS IT IS RECEIVED AT THE ABOVE MAILING ADDRESS WITHIN THIRTY (30) DAYS OF YOUR FIRST ELECTRONIC ACCEPTANCE OF THE TERMS OF THIS AGREEMENT. IF THE NOTICE IS SENT BY A THIRD PARTY, SUCH THIRD PARTY MUST INCLUDE EVIDENCE OF HIS OR HER LEGAL AUTHORITY TO SUBMIT THE OPT-OUT NOTICE ON YOUR BEHALF. IF YOUR OPT-OUT NOTICE IS NOT RECEIVED WITHIN THIRTY (30) DAYS FROM THE DATE YOU SIGN THIS AGREEMENT, YOU WILL BE DEEMED TO HAVE ACCEPTED ALL TERMS OF THIS ARBITRATION AGREEMENT.

(i) NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. UNLESS CONSENTED TO IN WRITING BY ALL PARTIES TO THE ARBITRATION, NO PARTY TO THE ARBITRATION MAY JOIN, CONSOLIDATE, OR OTHERWISE BRING CLAIMS FOR OR ON BEHALF OF TWO OR MORE INDIVIDUALS OR UNRELATED CORPORATE ENTITIES IN THE SAME ARBITRATION.

(j) This Arbitration Provision shall survive (i) suspension, termination, revocation, closure, termination, or amendments to this Agreement and the relationship of the parties; (ii) the bankruptcy or insolvency of any party or other person; and (iii) any transfer of any Units. If any portion of this Arbitration Provision other than the prohibitions on class arbitration in this Section is deemed invalid or unenforceable under any law or statute consistent with the FAA, it shall not invalidate the other provisions of this Arbitration Provision or this Agreement; if the prohibition on class arbitration is deemed invalid, however, then this entire Arbitration Provision shall be null and void.

GRATUS RESERVE V, LLC

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Units of Gratus Reserve V, LLC, by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on the date set forth below.

___________________

Date

Unit Class _______

$__________________

Subscription Amount

Name of Investor (Person or Entity)	Name of Joint Investor (if any)

Signature	Additional Signature (if necessary)

Title (if Investor not a natural person)	Title (if necessary)

ACCEPTANCE

The foregoing subscription is hereby accepted by the Company this _____ day of __________, 20_____.

The Subscription in Amount of $__________ is accepted for __________ Class ____Units

Name of Authorized Agent	Signature of Authorized Agent

Part 3

REGISTERED INVESTMENT ADVISOR APPROVAL AND CERTIFICATION Page

(To be Completed by Registered Investment Adviser Only)